     [LOGO]PHOENIX                                                                                 EXHIBIT 99.1

     The Phoenix Companies, Inc.
     One American Row
     PO Box 5056
     Hartford CT 06102-5056                                        N  E  W  S     R  E  L  E  A S E
     PhoenixWealthManagement.com

     FOR IMMEDIATE RELEASE
                                  THE PHOENIX COMPANIES, INC. REPORTS Q3 2004 RESULTS

     HARTFORD, CONN., OCTOBER 28, 2004 - The Phoenix Companies, Inc. (NYSE: PNX) today reported third quarter
     2004 results.

     HIGHLIGHTS FOR THE THIRD QUARTER 2004:
     •    Net income was $7.1 million, compared with $13.2 million in the 2003 third quarter.
     •    Total segment income was $20.5 million, 72 percent higher than in the 2003 third quarter.
     •    Life and Annuity pre-tax segment income was up 63 percent from the 2003 third quarter and reached its highest level since the 2001 second quarter.
          -    Life insurance pre-tax earnings rose 53 percent from the 2003 third quarter.
          -    Annuities pre-tax earnings were $3.0 million, compared with $0.3 million in the 2003 third quarter.
     •    The Asset Management segment broke even after a $3.1 million pre-tax loss in the 2003 third quarter.

     EARNINGS SUMMARY                                                   THIRD           THIRD
     (MILLIONS)                                                        QUARTER         QUARTER
                                                                        2004            2003 1          CHANGE
                                                                    -------------    ------------    -----------
     Life Insurance                                                      $37.8           $24.7           $13.1
     Annuities                                                             3.0             0.3             2.7
                                                                    -------------    ------------    -----------
     Life and Annuity Segment                                             40.8            25.0            15.8
     Asset Management Segment                                              0.0            (3.1)            3.1
                                                                    -------------    ------------    -----------
     Operating Segment Income                                             40.8            21.9            18.9
     Venture Capital Segment                                              (3.9)            5.1            (9.0)
     Corporate and Other Segment                                         (15.9)          (10.5)           (5.4)
                                                                    -------------    ------------    -----------
     Total Segment Income, Before Income Taxes                            21.0            16.5             4.5
     Applicable Income Taxes                                               0.5             4.6            (4.1)
                                                                    -------------    ------------    -----------
     Total Segment Income 2                                                20.5            11.9             8.6
     Realized Gains (Losses), Net                                          (.2)            2.5            (2.7)
     Other Items                                                         (13.2)           (1.2)          (12.0)
                                                                    -------------    ------------    -----------
     Net Income                                                           $7.1           $13.2           $(6.1)
                                                                    =============    ============    ===========
     Earnings Per Share Summary
     Total Segment Income Per Share 2
         Basic                                                            $0.22           $0.13           $0.09
         Diluted                                                          $0.21           $0.12           $0.09
     Net Income Per Share
         Basic                                                            $0.07           $0.14          $(0.07)
         Diluted                                                          $0.07           $0.13          $(0.06)
     Weighted Average Shares Outstanding
         Basic                                                              94.7            94.3
         Diluted                                                            99.2            98.3

      1 As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, third quarter 2003 net income and earnings per share amounts have been restated to reflect a $0.8 million, or $0.01 per basic and diluted share, charge related to a change in accounting methodology for certain sponsored collateralized debt obligation pools (CDOs).
      2 Total segment income is a non-GAAP financial measure that is presented in a manner consistent with the way management evaluates operating results. A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

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The Phoenix Companies, Inc...2

         The Phoenix Companies, Inc. reported third quarter 2004 net income of $7.1 million, or $0.07 per diluted share, compared with net income of $13.2 million, or $0.13 per share, in the 2003 third quarter.
     In the 2004 third quarter, total segment income was $20.5 million, or $0.21 per diluted share, a 72 percent rise from the $11.9 million, or $0.12 per share, reported in the prior year's third quarter. Third quarter 2004 net income reflects the impact of impairments in certain non-recourse CDO investment pools consolidated on Phoenix's balance sheet under FIN 46-R. These losses, which totaled $8.3 million, or $0.08 per diluted share, will reverse as the CDOs mature, are liquidated or are deconsolidated.
         "Overall, it was an encouraging quarter, with improvement in Life and Annuity earnings," said Dona D.
     Young, chairman, president and chief executive officer.
         "I am very pleased with the earnings trends in Life and Annuity, which is now positioned to focus on new products and organic growth. The fundamentals of this business remain strong, and its earnings power continues to grow. Since the end of 2002, we have taken a series of steps to sharpen our strategy and reduce expenses, and the benefits are clearly emerging.
         "We are maintaining our pricing and risk management discipline, particularly with respect to universal life no-lapse guarantees.  Although this has negatively affected sales, it reflects our emphasis on profitability and long-term value creation.  We are responding by investing in growth drivers for Life and
     Annuity, such as product development and distribution," Mrs. Young said.
         "This quarter's Asset Management earnings and net flows were unsatisfactory, reflecting weak market conditions and relative equity investment performance.  We are intensely focused on turning around performance and improving the profitability of this business.  The most visible actions so far involve expense reductions, which contributed to improved margins year over year.
         "Moving forward, we have identified an additional $30 million in gross annualized expense savings, more than half in Asset Management, which will have a meaningful impact on our profitability starting in the first quarter of 2005," Mrs. Young concluded.

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The Phoenix Companies, Inc...3

         YEAR TO DATE RESULTS

     EARNINGS SUMMARY                                                  YEAR TO         YEAR TO
     (MILLIONS)                                                         DATE            DATE
                                                                        2004            2003 1          CHANGE
                                                                    -------------    ------------    -----------
     Life Insurance                                                      $90.8           $77.1           $13.7
     Annuities                                                             9.7            (6.3)           16.0
                                                                    -------------    ------------    -----------
     Life and Annuity Segment                                            100.5            70.8            29.7
     Asset Management Segment                                              0.2           (14.6)           14.8
                                                                    -------------    ------------    -----------
     Operating Segment Income                                            100.7            56.2            44.5
     Venture Capital Segment                                              12.1            34.8           (22.7)
     Corporate and Other Segment                                         (44.7)          (34.4)          (10.3)
                                                                    -------------    ------------    -----------
     Total Segment Income, Before Income Taxes                            68.1            56.6            11.5
     Applicable Income Taxes                                              13.5            15.6            (2.1)
                                                                    -------------    ------------    -----------
     Total Segment Income 2                                                54.6            41.0            13.6
     Realized Gains (Losses), Net                                         10.2           (69.1)           79.3
     Other Items                                                         (26.7)           (7.0)          (19.7)
                                                                    -------------    ------------    -----------
     Net Income (Loss)                                                   $38.1          $(35.1)          $73.2
                                                                    =============    ============    ===========
     Earnings Per Share Summary
     Total Segment Income Per Share 2
         Basic                                                            $0.58           $0.44           $0.14
         Diluted                                                          $0.54           $0.43           $0.11
     Net Income (Loss) Per Share
         Basic                                                            $0.40          ($0.37)          $0.77
         Diluted                                                          $0.38          ($0.37)          $0.75
     Weighted Average Shares Outstanding
         Basic                                                             94.6            94.2
         Diluted                                                          100.9            94.2

         1  As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, net income and earnings per share amounts for first, second and third quarter 2003 have been restated to reflect a combined $2.8 million, or $0.03 per basic and diluted share, charge related to a change in accounting methodology for certain sponsored collateralized debt obligation pools (CDOs).
         2  Total segment income is a non-GAAP financial measure that is presented in a manner consistent with the way management evaluates operating results. A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

         The company reported year-to-date 2004 net income of $38.1 million, or $0.38 per diluted share, compared with a net loss of $35.1 million, or a $0.37 loss per share, through September 30, 2003.
     Year-to-date 2004 total segment income of $54.6 million, or $0.54 per diluted share, rose 33 percent from
     $41.0 million, or $0.43 per share, of total segment income through September 30, 2003.

     SEGMENT RESULTS
         Phoenix has two operating segments, "Life and Annuity" and "Asset Management," and two reporting segments, "Venture Capital" and "Corporate and Other."  The Corporate and Other segment includes unallocated capital, interest expense and other expenses, and certain businesses not of sufficient scale to report independently.
         Total segment income for the third quarter of 2004 includes a $5.7 million tax benefit related to the favorable resolution of certain tax matters with the Internal Revenue Service.

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The Phoenix Companies, Inc...4

     Life and Annuity Segment
         The Life and Annuity segment had pre-tax income of $40.8 million in the third quarter of 2004, a 63 percent increase from the $25.0 million reported in the prior year's third quarter and the highest level since Phoenix became a public company in June 2001.  The improvement this quarter reflects improved mortality, stable persistency, lower expenses and strong investment income.  The life insurance business had third quarter 2004 pre-tax income of $37.8 million, a 53 percent increase from the $24.7 million reported in the 2003 third quarter. The annuity business also showed improvement in the third quarter with pre-tax income of $3.0 million, up from $0.3 million in the third quarter of 2003.
         Total wholesaled life sales were $32.1 million in the 2004 third quarter, compared with $48.1 million in the prior year's third quarter. Sales were lower due to the company's decision to maintain pricing and risk management discipline, particularly relating to the universal life contracts with low-priced no-lapse guarantees currently prevailing in the market. In addition, as anticipated, sales decreased as a result of the sale of Phoenix's affiliated retail distribution to Linsco/Private Ledger (LPL) during the second quarter.
         Wholesaled annuity deposits were $99.5 million in the third quarter of 2004, compared with $224.8 million in the prior year's third quarter.  This was due to the company's strategic decisions last fall to discontinue sales of deferred fixed annuities and less profitable products, and to focus annuity wholesaling on select distribution relationships, as well as to the sale of its affiliated retail distribution.
         Given the market conditions and decline in sales year-to-date, Phoenix does not expect to achieve its targeted growth in wholesaled life and annuity sales in 2004.  Wholesaled life sales are expected to decline by 15 to 20 percent from their 2003 level, while wholesaled variable annuity sales, excluding discontinued products, are expected to decline by approximately 10 percent in 2004. Wholesaled life and annuity sales exclude private placement deposits.
         Total private placement life and annuity deposits were $44.0 million in the third quarter of 2004, compared with $318.1 million in the prior year's third quarter.  Deposits from private placement sales can vary widely from quarter to quarter because they involve fewer, but significantly larger, cases.

     Asset Management Segment
         The Asset Management segment broke even in the third quarter of 2004, compared with a $3.1 million pre-tax loss reported in the prior year's third quarter. The result reflects an improving operating margin driven by expense reductions.
         September 30, 2004 assets under management for the segment were $42.3 billion, compared with $44.5 billion on September 30, 2003.
         Net flows were negative $764.0 million in the third quarter of 2004, compared with negative net flows of
     $203.0 million in the prior year's third quarter.  While inflows improved from the prior year, all product lines experienced net outflows in the current quarter.

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The Phoenix Companies, Inc...5

         Total inflows were $1.8 billion in the third quarter of 2004, compared with $1.6 billion in the prior year's third quarter.  Total outflows were $2.6 billion in the third quarter of 2004, compared with $1.9 billion in the prior year's third quarter.

     Venture Capital Segment
         The Venture Capital segment had a pre-tax loss of $3.9 million in the 2004 third quarter, compared with income of $5.1 million in the prior year's third quarter. The loss reflects the discipline Phoenix uses to estimate the change in the valuation of private venture capital limited partnership investments based on select market indices. These estimates will be trued up to the partnerships' audited year-end valuations in the first quarter of 2005.

     Corporate and Other Segment
         The Corporate and Other segment had a pre-tax loss of $15.9 million in the third quarter, compared with a $10.5 million loss in the prior year's third quarter, primarily the result of lower corporate investment income, lower earnings from international and higher corporate compliance and regulatory costs.

     Investment Portfolio
        The company reported net realized investment losses of $0.2 million for the third quarter of 2004, compared with net realized gains of $2.5 million in the prior year's third quarter.  Realized gains and losses include a $5.0 million pre-tax realized gain in the general account related to a second quarter liquidation of a $240.0 million structured finance vehicle.
         Third quarter 2004 net bond impairments were $4.6 million, a significant improvement over the $13.5 million in net impairments in the 2003 third quarter, as favorable credit market conditions continued.
     These net bond impairments include gross impairments of $9.8 million and $14.2 million, respectively, less gains on the sale of previously impaired assets.
         Gross unrealized losses in the bond portfolio decreased to $81.3 million at September 30, 2004 from
     $171.4 million at June 30, 2004, due primarily to the lower interest rate environment and improving credit conditions.  Net unrealized gains in the bond portfolio totaled $612.7 million at September 30, compared with $339.1 million at June 30, also largely as a result of lower interest rates.

     ADDITIONAL ITEMS

     •   Third quarter 2004 net income includes $5.0 million in after-tax restructuring charges related primarily to the outsourcing of information technology infrastructure to EDS and to lease termination costs related to the sale of the company's affiliated retail distribution.

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The Phoenix Companies, Inc...6

     •   Weighted average common shares outstanding and dilutive potential common shares increased to 99.2 million during the third quarter of 2004, compared to 98.3 million during the third quarter of 2003, primarily related to the effect of the mandatorily convertible equity units issued in December 2002.
     •   Phoenix confirmed it has received a subpoena from the Connecticut Attorney General's office, which is a request for information regarding distribution practices within the commercial property-casualty and group life, disability and health insurance industries since 1998.  Phoenix sold its property-casualty brokerage operation in 1999 and its group life and health business in early 2000. Phoenix is one of approximately 35 companies that received such a subpoena, and the company will cooperate fully.

     CONFERENCE CALL
         The Phoenix Companies, Inc. will host a conference call today at 11:00 a.m. Eastern time to discuss with the investment community Phoenix's third quarter financial results.  The conference call will be broadcast live over the Internet at www.PhoenixWealthManagement.com in the Investor Relations section.  To listen to the live call, please go to the Web site at least fifteen minutes prior to register, download and install any necessary audio software.  The call also can be accessed by telephone at 1-973-321-1020.  A replay of the call will be available through November 11, 2004 by telephone at 1-973-341-3080 (passcode 5162866) and on Phoenix's Web site, www.PhoenixWealthManagement.com in the Investor Relations section.
            The Phoenix Companies, Inc. is a leading manufacturer of life insurance, annuity and asset management products for the accumulation, preservation and transfer of wealth.  Through a variety of advisors and financial services firms, the company provides products and services to affluent and high-net-worth individuals and to institutions.  Phoenix has corporate offices in Hartford, Connecticut.

     FORWARD-LOOKING STATEMENT
            This release may contain forward-looking statements within the meaning of the Private Securities
     Litigation Reform Act of 1995. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as
     "anticipate", "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include,

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The Phoenix Companies, Inc...7

     among others: (i) changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions; (iv) regulatory, accounting or tax developments that may affect the company or the cost of, or demand for, its products or services; (v) downgrades in financial strength ratings of the company's insurance subsidiaries or in the company's credit ratings; (vi) discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products; (viii) the company's continued
     success in achieving planned expense reductions; (ix) the effects of closing the company's retail brokerage operations; and (x) other risks and uncertainties described in any of the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

     Contacts:        Media Relations:  Alice S. Ericson, 860-403-5946
                      Investor Relations:  Peter A. Hofmann, 860-403-7100

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The Phoenix Companies Inc....8

Financial Highlights
Three and Nine Months Ended September 30, 2004 and 2003
(Unaudited)

                                                            Three Months                 Nine Months
                                                      ------------------------    -----------------------
                                                         2004          2003 (1)       2004        2003 (1)
                                                      ----------    ----------    ----------    ---------
Income Statement Summary ($ in millions)

Revenues                                              $    660.9    $    698.6    $  2,001.6    $1,916.3

Total Segment Income (2)                                     20.5          11.9          54.6        41.0

Net Income (loss) From Continuing Operations                 7.1          13.6          38.0       (33.9)

Net Income (loss)                                     $      7.1    $     13.2    $     38.1    $  (35.1)

----------------------------------------------------

Earnings Per Share

Weighted Average Shares Outstanding (in thousands) (3)
  Basic                                                   94,733        94,276        94,624      94,158
  Diluted                                                 99,234        98,272       100,930      94,158
                                                      ==========    ==========    ==========    ========

Total Segment Income Per Share
  Basic                                               $     0.22    $     0.13    $     0.58    $   0.44
  Diluted                                             $     0.21    $     0.12    $     0.54    $   0.43
                                                      ==========    ==========    ==========    ========

Net Income (loss) From Continuing Operations
  Basic                                               $     0.07    $     0.14    $     0.40    $  (0.36)
  Diluted                                             $     0.07    $     0.14    $     0.38    $  (0.36)
                                                      ==========    ==========    ==========    =========

Net Income (loss) Per Share
  Basic                                               $     0.07    $     0.14    $     0.40    $  (0.37)
  Diluted                                             $     0.07    $     0.13    $     0.38    $  (0.37)
                                                      ==========    ==========    ==========    =========

----------------------------------------------------

Balance Sheet Summary                                 September      December
 ($ in millions, except share and per share data)        2004          2003
                                                      ----------    ----------

Invested Assets                                       $ 17,249.0    $ 17,229.2
Separate Account Assets                                  6,371.9       6,083.2
Total Assets                                            27,715.0      27,559.2
Indebtedness                                               662.7         639.0
Total Stockholders' Equity                            $  2,014.7    $  1,947.8

Common Shares outstanding (in thousands)                  94,775        94,446
                                                      ----------    ----------

Book Value Per Share                                  $    21.26    $    20.62
Book Value Per Share, excluding SFAS 115 and FIN 46-R      20.76         20.39

Third Party Assets Under Management                   $ 42,321.1    $ 46,260.5

(1) As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, net income and earnings per share amounts for the three and nine months ended September 30, 2003 have been restated to reflect a $0.8 million charge, or $0.01 per basic and diluted share, and a $2.8 million charge, or $0.03 per basic and diluted share charge, respectively, related to a change in accounting methodology for certain sponsored collateralized debt obligation pools.

(2) In addition to net income presented in accordance with Generally Accepted Accounting Principles ("GAAP"),
    Phoenix considers total segment income in evaluating its financial performance. A reconciliation of these measures is provided at the end of this release. Total segment income is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. Management believes that segment income provides additional insight into the underlying trends in Phoenix's operations.

    Total segment income represents income from continuing operations (which is a GAAP measure) before realized investment gains and losses and certain other items.

    * Net realized investment gains and losses are excluded from total segment income because their size and timing are frequently subject to our discretion.

    * Certain other items are excluded from total segment income because we believe they are (i) not indicative of overall operating trends; and (ii) infrequent and material and result from a business restructuring, a change in regulatory requirements, or other unusual circumstances.

    Because certain of these items are excluded based on our discretion and involve judgments by management, inconsistencies in their determination may exist and total segment income may differ from similarly titled measures of other companies.

(3) For diluted total segment income per share for the nine months ended September 30, 2003 the weighted average common shares outstanding and dilutive potential shares outstanding were 95,344 thousand. For the calculation of net loss per share for the nine months ended September 30, 2003, however, the dilutive potential common shares outstanding were not included because they would have been anti-dilutive.

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The Phoenix Companies Inc....9

Consolidated Balance Sheet
September 30, 2004 (Preliminary) and December 31, 2003
(in millions, except share data)

                                                                              2004                  2003
                                                                       ---------------         ---------------
ASSETS:
Available-for-sale debt securities, at fair value                        $  13,338.5             $  13,273.0
Equity securities, at fair value                                               309.2                   312.0
Mortgage loans, at unpaid principal balances                                   223.7                   284.1
Venture capital partnerships, at equity in net assets                          244.1                   234.9
Affiliate equity securities, at equity in net assets                            53.3                    47.5
Policy loans, at unpaid principal balances                                   2,236.6                 2,227.8
Other investments                                                              377.7                   402.0
                                                                       ---------------         ---------------
                                                                            16,783.1                16,781.3
Available-for-sale investments pledged as collateral, at fair value          1,283.7                 1,350.0
                                                                       ---------------         ---------------
Total investments                                                           18,066.8                18,131.3
Cash and cash equivalents                                                      465.9                   447.9
Accrued investment income                                                      238.7                   222.3
Receivables                                                                    178.5                   224.9
Deferred policy acquisition costs                                            1,428.7                 1,367.7
Deferred income taxes                                                           18.9                    58.7
Intangible assets                                                              311.8                   335.1
Goodwill                                                                       420.8                   419.9
Other general account assets                                                   213.0                   268.2
Separate account assets                                                      6,371.9                 6,083.2
                                                                       ---------------         ---------------
Total assets                                                             $  27,715.0             $  27,559.2
                                                                       ===============         ===============

LIABILITIES:
Policy liabilities and accruals                                             13,163.3             $  13,088.6
Policyholder deposit funds                                                   3,531.3                 3,642.7
Stock purchase contracts                                                       139.5                   128.8
Indebtedness                                                                   662.7                   639.0
Other general account liabilities                                              452.4                   525.7
Non-recourse collateralized debt obligations                                 1,355.5                 1,472.0
Separate account liabilities                                                 6,371.9                 6,083.2
                                                                       ---------------         ---------------
Total liabilities                                                           25,676.6                25,580.0
                                                                       ---------------         ---------------

MINORITY INTEREST:
Minority interest in net assets of subsidiaries                                 23.7                    31.4
                                                                       ---------------         ---------------

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 106,376,381 and
   106,376,363 shares issued                                                     1.0                     1.0
Additional paid-in capital                                                   2,428.9                 2,428.8
Deferred compensation on restricted stock units                                 (2.7)                   (3.6)
Accumulated deficit                                                           (329.8)                 (352.7)
Accumulated other comprehensive income                                         101.3                    63.7
Treasury stock, at cost: 11,600,945 and 11,930,647 shares                     (184.0)                 (189.4)
                                                                       ---------------         ---------------
Total stockholders' equity                                                   2,014.7                 1,947.8
                                                                       ---------------         ---------------
Total liabilities, minority interest and stockholders' equity            $  27,715.0             $  27,559.2
                                                                       ===============         ===============

Certain reclassifications have been made to the 2003 financial statements to conform with the 2004 presentation.

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The Phoenix Companies Inc....10

Consolidated Statement of Income (Unaudited)
Three and Nine Months Ended September 30, 2004 and 2003
(in millions)

                                                                    Three Months            Nine Months
                                                             ----------------------- ------------------------
                                                                 2004      2003 (1)      2004        2003 (1)
                                                             ----------  ----------  -----------  -----------
REVENUES:
Premiums                                                      $  268.8    $  286.9    $   739.7    $   781.5
Insurance and investment product fees                            135.8       147.9        450.4        421.0
Investment income, net of expenses                               265.4       267.2        802.5        836.0
Net realized investment gains (losses)                            (9.1)       (3.4)         9.0       (122.2)
                                                             ----------  ----------  -----------  -----------
Total revenues                                                   660.9       698.6      2,001.6      1,916.3
                                                             ----------  ----------  -----------  -----------

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends                373.3       389.0      1,060.2      1,088.2
Policyholder dividends                                            98.6        99.5        309.8        310.2
Policy acquisition cost amortization                              30.6        22.7         76.3         76.6
Intangible asset amortization                                      8.5         8.3         25.1         24.9
Interest expense                                                  10.1         9.8         29.8         29.5
Interest expense on non-recourse collateralized obligations        9.1        11.9         25.5         37.8
Other operating expenses                                         120.5       135.1        412.7        405.8
                                                             ----------  ----------  -----------  -----------
Total benefits and expenses                                      650.7       676.3      1,939.4      1,973.0
                                                             ----------  ----------  -----------  -----------

Income (loss) from continuing operations before
  income taxes and minority interest                              10.2        22.3         62.2        (56.7)
Applicable income taxes (benefit)                                 (0.3)        5.8         13.7        (30.8)
                                                             ----------  ----------  -----------  -----------
Income (loss) from continuing operations before
  minority interest                                               10.5        16.5         48.5        (25.9)
Minority interest in net income of subsidiaries                    3.4         2.9         10.5          8.0
                                                             ----------  ----------  -----------  -----------
Income (loss) from continuing operations                           7.1        13.6         38.0        (33.9)
Income (loss) from discontinued operations                         -          (0.4)         0.1         (1.2)
                                                             ----------  ----------  -----------  -----------
Net income (loss)                                             $    7.1    $   13.2    $    38.1    $   (35.1)
                                                             ==========  ==========  ===========  ===========

(1) As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, net income and earnings per share amounts for the three and nine months ended September 30, 2003 have been restated to reflect a $0.8 million charge, or $0.01 per basic and diluted share, and a $2.8 million charge, or $0.03 per basic and diluted share charge, respectively, related to a change in accounting methodology for certain sponsored collateralized debt obligation pools. Certain other reclassifications have been made to the 2003 financial statements to conform with the 2004 presentation.

                                                    -more-

The Phoenix Companies Inc....11

Reconciliation of Income Measures (Unaudited)
Three and Nine Months Ended September 30, 2004 and 2003
(in millions)

                                                                    Three Months            Nine Months
                                                             ----------------------- ------------------------
                                                                 2004      2003 (1)      2004        2003 (1)
                                                             ----------  ----------  -----------  -----------
Segment Income
Life insurance                                                $   37.8    $   24.7    $    90.8    $    77.1
Annuities                                                          3.0         0.3          9.7         (6.3)
                                                             ----------  ----------  -----------  -----------
Life and annuity segment                                          40.8        25.0        100.5         70.8
Asset management segment                                          (0.0)       (3.1)         0.2        (14.6)
Venture capital segment                                           (3.9)        5.1         12.1         34.8
Corporate and other segment                                      (15.9)      (10.5)       (44.7)       (34.4)
                                                             ----------  ----------  -----------  -----------
Total segment income, before income taxes                         21.0        16.5         68.1         56.6
Applicable income taxes                                            0.5         4.6         13.5         15.6
                                                             ----------  ----------  -----------  -----------
Total segment income                                              20.5        11.9         54.6         41.0

Realized investment gains (losses), after income taxes
  and other offsets                                               (0.2)        2.5         10.2        (69.1)
Realized losses from collateralized debt obligations              (8.3)       (0.8)       (12.9)        (2.8)
Income (loss) from discontinued operations,
  net of income taxes                                              -          (0.4)         0.1         (1.2)
Restructuring charges, net of income taxes                        (4.9)        -          (13.9)        (3.0)
                                                             ----------  ----------  -----------  -----------
Net income (loss)                                             $    7.1    $   13.2    $    38.1    $   (35.1)
                                                             ==========  ==========  ===========  ===========

(1) As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, net income and earnings per share amounts for the three and nine months ended September 30, 2003 have been restated to reflect a $0.8 million charge, or $0.01 per basic and diluted share, and a $2.8 million charge, or $0.03 per basic and diluted share charge, respectively, related to a change in accounting methodology for certain sponsored collateralized debt obligation pools. Certain other reclassifications have been made to the 2003 financial statements to conform with the 2004 presentation.

    Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.

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